EXHIBIT 21.1

SUBSIDIARIES

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of December 19, 2014	State or Jurisdiction or Incorporation	Percent Owned
MIVPO Member LLC	Delaware	100.00%
MIVPO LLC	Delaware	100.00%
ELPF / Sutter Holdings, LLC	Delaware	100.00%
CEP XII Investors LLC	Delaware	100.00%
ELPF Kendall LLC	Delaware	100.00%
ELPF Medical Holdings LLC	Delaware	100.00%
ELPF Acquisitions #1 partners LLC	Delaware	100.00%
ELPF Van Nuys 14624 Sherman LLC	Delaware	100.00%
ELPF Van Nuys 14600 Sherman LLC	Delaware	100.00%
ELPF Sherman Way Parking LLC	Delaware	100.00%
ELPF Slidell Member, Inc.	Delaware	100.00%
ELPF Slidell LLC	Delaware	100.00%
ELPF Slidell Manager Inc.	Delaware	100.00%
ELPF Norfleet LLC	Delaware	100.00%
ELPF Station Nine LLC.	Delaware	100.00%
ELPF Missouri Research Park II LLC	Delaware	100.00%
ELPF Howell Mill LLC	Delaware	100.00%
ELPF Scranton Road LP	Delaware	100.00%
ELPF Railway GP Inc.	Alberta	100.00%
ELPF Railway LP	Delaware	100.00%
ELPF Canada Investors GP Inc.	Delaware	100.00%
ELPF Canada Investors LP	Delaware	100.00%
ELPF Canada Trust	Delaware	100.00%
ELPF 6807 Railway Street Inc	Alberta	100.00%
ELPF 6807 Railway Street Leasehold ULC	Alberta	100.00%
Holding Gainesville LLC	Delaware	78.00%
LIPT Gainesville LLC	Delaware	100.00%
Holding Athens LLC	Delaware	78.00%
LIPT Athens LLC	Delaware	100.00%
Holding Columbia LLC	Delaware	78.00%
LIPT Columbia LLC	Delaware	100.00%
Holding San Marcos LLC	Delaware	78.00%
LIPT San Marcos LLC	Delaware	100.00%
ELPF Tampa Holding LLC	Delaware	100.00%
ELPF Tampa LLC	Delaware	78.00%
ELPF Lafayette Subsidiary, Inc.	Delaware	100.00%
Holding Lafayette LLC	Delaware	78.00%
ELPF Lafayette Member LLC	Delaware	78.00%
ELPF Lafayette LLC	Delaware	78.00%
LIPT Southfield LLC	Delaware	100.00%
LIPT 1340 Satellite LLC	Delaware	100.00%
LIPT Grand Lakes Retail LLC	Delaware	100.00%
LIPT Grand Lakes GP LLC	Delaware	100.00%
Cinco Grand & Fry Retail LP	Texas	90.00%
LIPT Spokane Street LLC	Delaware	100.00%
LIPT Collins Avenue, LLC	Delaware	100.00%
LIPT Oak Grove, LLC	Delaware	100.00%
LIPT Trinity Boulevard, LLC	Delaware	100.00%
LIPT Winchester Road, Inc.	Delaware	100.00%
LIPT Twin Lakes, LP	Delaware	99.00%
LIPT Twin Lakes Member, LLC	Delaware	100.00%
LIPT Ontario Street, LLC	Delaware	100.00%